                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549




                                       FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




                  DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  SEPTEMBER 30, 1997



                                 JAVA CENTRALE, INC.
             -------------------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)



         CALIFORNIA                    1-12932                    68-0268780
   --------------------         ----------------          -------------------
 (STATE OR OTHER                  (COMMISSION             (I.R.S. EMPLOYER
   JURISDICTION OF                 FILE NUMBER)              IDENTIFICATION
    Incorporation)                                               Number)



            1610 ARDEN WAY, SUITE 145 SACRAMENTO, CALIFORNIA        95815
        ----------------------------------------------------   -----------
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES             (ZIP CODE)




          REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (916) 568-2310


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ITEM 5.  OTHER EVENTS

         1.   PRIVATE OFFERING OF COMMON STOCK AND WARRANTS.

    In August of 1997, the Company retained E. C. Capital Ltd. ("ECC"), a New York based investment banking firm, to raise equity capital in a two-stage private offering (the "ECC Offering"). In both stages, the Company would issue to investors Units consisting of 250,000 shares of Company Common Stock, 250,000 "A" Warrants, and 250,000 "B" Warrants. The "A" Warrants have a term of two years from the date of issuance and may be exercised to purchase shares of Company Common Stock at a per share exercise price of $0.16, while the "B" Warrants have a three-year term and may be exercised to purchase shares of Company Common Stock at a price per share of $0.20. The offering price for each full Unit, in both stages of the ECC Offering, is $25,000. ECC undertook to place 25 Units in the first stage of the ECC Offering, and 35 Units in the second and final stage.

    Under the terms of the Warrants, and as described in the offering documents, none of the Warrants will be issued unless, on or prior to October 31, 1997, the Board of Directors and shareholders of the Company have approved three significant changes in the Company's current capital structure and organization: a one-for-ten reverse split of the Company's outstanding shares of Common Stock (the "Reverse Stock Split"); an increase in the authorized number of shares of Common Stock (on a post-Reverse Stock Split basis) to 50,000,000 shares; and a change in the Company's state of incorporation from California to Delaware, including a change in the Company's name from Java Centrale, Inc. to Paradise Bakery & Cafe, Inc (collectively, the "Proposals"). These three Proposals are being placed before the shareholders at the 1997 Annual Meeting. Unless all three proposals are approved by the shareholders at the Annual Meeting the "A" and "B" Warrants will not be issued and ECC will not pursue the second stage of the ECC Offering.

    In the first stage of the ECC Offering, ECC undertook to sell up to 25 Units. This stage is now substantially complete, and as of October 1, 1997, a total of 21 Units, including an aggregate of 5,250,000 shares of Common Stock and (provisionally) Warrants to purchase an additional 10,500,000 shares, have been sold for a total amount (after payment of expenses, including placement agent fees) of $448,350. In the event that (a) the above-described Proposals are proved by the shareholders, (b) the remainder of the Units being offered in this first stage of the ECC Offering are sold, and (c) all of the Warrants are accordingly issued and subsequently exercised in accordance with their terms, the Company would receive (again, net of expenses) approximately $2,137,000 upon exercise of the Warrants sold and to be sold in this first stage of the ECC Offering. Thus if all the Warrants are issued and exercised, the Company will have sold an aggregate of 18,750,000 (pre-Reverse Stock Split) shares of Common Stock, directly and through the exercise of the Warrants, in exchange for net proceeds of approximately $2,671,000.

    If the shareholders approve all three of the Proposals, and the second stage of the ECC Offering takes place, ECC will attempt to place an additional 35 Units, including the same numbers of shares of Common Stock and "A" and "B" Warrants as were sold in the first stage. Although the Company has no reason to believe ECC will not be successful in conducting the second stage of the ECC Offering, there can be no assurance that ECC will be able to locate investors to fully subscribe

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the second stage. If, however, ECC does successfully place all 35 Units in the second stage of the ECC Offering, an aggregate of 8,750,000 (pre-Reverse Stock Split) shares of Common Stock, and Warrants to purchase an additional 17,500,000 shares, will be sold for a total amount (after payment of expenses, including placement agent fees) of approximately $750,400. In the event that all the Warrants offered in the second stage are subsequently exercised in accordance with their terms, the Company would receive (again, net of expenses) approximately $2,992,000 upon exercise of the Warrants sold in the second stage. Thus in the aggregate the Company would be selling 26,250,000 (pre-Reverse Stock Split) shares of Common Stock, directly and through the exercise of the Warrants, in exchange for net proceeds of approximately $3,743,000.

    None of the securities sold in the ECC Offering have been registered with the Securities and Exchange Commission. The Company has agreed to file, during November of 1997, and maintain effective for two years, a registration statement covering the shares sold in the ECC Offering and the shares underlying the Warrants. The Company has also agreed that, for every month that the registration statement is not effective beginning with March, 1998, it would issue the investors free of cost an additional number of shares equal to ten percent of the shares they had purchased originally in the ECC Offering. The investors (and also Company officers and directors) have agreed not to sell their shares or warrants without the prior written consent of ECC for one year. Until the Company files its registration statement, an investor may not sell any shares acquired in the ECC Offering unless the investor also sells all of the Warrants which the investor acquired therein.

    In connection with the ECC Offering, the Company has agreed to pay ECC a 10% commission on all sales of Units and a 3% non-accountable expense reimbursement. In addition, if all three of the Proposals described above are approved by the shareholders, the Company must issue to ECC 2,500,000 "A" Warrants and 2,500,000 "B" Warrants as partial compensation for its efforts in completing the first stage of the ECC Offering, and an equal number of Warrants in connection with the second stage, for a total of 10,000,000 warrants in all. The Company has also agreed to retain ECC as an advisor for the next three years at a fee of $3,000 per month, and to pay ECC a 5% warrant solicitation fee for any of the investor warrants which are exercised (that fee has been included in the calculations of net proceeds set forth in the preceding paragraphs). The Company also agreed not to raise debt or equity financing during this three-year period other than with consent of ECC, and to allow an ECC designee, upon request, to observe all meetings of the Company's Board of Directors. Finally, all of the Company's officers and directors have executed lock-up agreements with ECC whereby they have agreed not to transfer, assign, sell, or otherwise dispose of any of their Company shares, except with the consent of ECC, until at least one year after the effective date of the registration statement referred to above.

    2.   APPOINTMENT OF NEW CHIEF FINANCIAL OFFICER.

    Effective as of September 30, 1997, Steven J. Orlando, the Company's Vice President and Chief Financial Officer, resigned from the Company in order to pursue other opportunities. He will, however, continue to consult with the Company from time to time on particular projects, as requested.

    The Board of Directors of the Company has appointed Jeffrey W. Dudley, MS, C.P.A., to replace Mr. Orlando as the Company's Vice President and Chief Financial Officer, effective as of

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October 1, 1997. Prior to joining the Company, Mr. Dudley was the Chief
Financial Officer of Greenhorn Creek Associates, LP, a California limited partnership engaged in residential real estate and golf course development, from January to October of 1997. From July through December of 1996, Mr. Dudley acted as an independent consultant, reporting to the Controller, for A. Teichert & Sons, Inc., a California-based construction company, where he was responsible for financial reporting and management of the budgeting process, among other duties. In May and June of 1996, Mr. Dudley was a consultant for HiTec Sports USA, Inc., a California-based distributor of outdoor footwear. From November of 1994 through April of 1996, Mr. Dudley was the Chief Financial Officer for Jason & Son, Inc., a manufacturer and distributor of snack foods. Mr. Dudley was with KPMG Peat Marwick from January of 1991 through November of 1994, first as an assistant accountant and beginning in January of 1993 as a Supervising Senior Accountant. Mr. Dudley is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. He received a Master of Science degree in Accountancy from California State University, Sacramento, in 1991.





                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  JAVA CENTRALE, INC.

                                  By:   /S/  GARY C. NELSON
                                    ----------------------------
                                       Gary C. Nelson
                                           Its President



Date: October 1, 1997